EXHIBIT 15.1

We consent to the incorporation by reference in Registration Statement No. 333-204173 on Form S-8 of our reports dated February 28, 2022, relating to the consolidated financial statements of Tower Semiconductor Ltd. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Company’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ Brightman Almagor Zohar &Co
Brightman Almagor Zohar &Co.
Certified Public Accountants
A Firm in The Deloitte Network
Tel Aviv, Israel

April 29, 2022